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                                                                     EXHIBIT 5.1

                                                                    212-859-8164
May 12, 1998                                                 (FAX: 212-859-8586)

Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to Allied Waste Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 25,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Restated Certificate of Incorporation, and when issued and delivered against payment therefor in accordance with the agreement pursuant to which such shares are sold and for an amount in excess of the par value thereof, will be validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the "Legal Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement forming part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          Fried, Frank, Harris, Shriver &
                                          Jacobson

                                          By:      /s/ DAVID C. GOLAY
                                            ------------------------------------
                                                       David C. Golay